As filed with the Securities and Exchange Commission on July __, 2007.

                                                   Registration No 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI CORPORATION
               (Exact name of registrant as specified in charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                      8229 Boone Blvd. #802
                                     Vienna, Virginia  22182
     84-09l6344                          (703) 506-9460
 ------------------      -----------------------------------------------------
 IRS Employer I.D.        (Address, including zip code, and telephone number
      Number)                including area of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                  -------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after this Registration Statement
              becomes effective as determined by market conditions

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE

Title of each                         Proposed      Proposed
 Class of                              Maximum      Maximum
Securities            Securities      Offering      Aggregate      Amount of
  to be                 to be         Price Per     Offering     Registration
Registered           Registered       Share (1)      Price          Fee (1)
----------           ----------     ------------    --------     --------------

Common stock
  and warrants           (2)              (2)          (2)            (2)

Total                               $30,000,000    $30,000,000       $3,210
                                    ===========    ===========       ======

-------------------------------------------------------------------------------


(1) The amount of registration fee, calculated in accordance with Rule 457(o), is the maximum aggregate offering price at which the securities subject to this registration statement are proposed to be offered.

(2) There are being registered hereunder an indeterminate number of shares of common stock and warrants as may be sold, from time to time, by the Company.

      The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               CEL-SCI CORPORATION
                                  Common Stock

      CEL-SCI Corporation may offer from time to time shares of common stock, warrants, or shares issuable upon the exercise of warrants at an initial offering price not to exceed $30,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

      Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to CEL-SCI from the sale. The prospectus supplement will set forth, without limitation, the number of shares of common stock or warrants and the terms of the offering and sale of such securities.

      CEL-SCI may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of CEL-SCI or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable prospectus supplement.

      CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.

      The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 4 of this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      CEL-SCI's common stock is traded on the American Stock Exchange under the symbol "CVM". On July __, 2007 the closing price of CEL-SCI's common stock on the American Stock Exchange was $_____.



                  The date of this prospectus is July __, 2007

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.
-------------------------------------------------------------------------------
CEL-SCI

      CEL-SCI is involved in the research and development of drugs for cancer and infectious diseases.

      CEL-SCI's lead product, Multikine(R), is being developed for the treatment of cancer. Multikine is a patented immunotherapeutic agent consisting of a mixture of naturally occurring cytokines, including interleukins, interferons, chemokines and colony-stimulating factors, currently being developed for the treatment of cancer. Multikine is designed to target the tumor micro-metastases that are mostly responsible for treatment failure. The basic concept is to add Multikine to the current cancer treatments with the goal of making the overall cancer treatment more successful. Phase II data indicated that Multikine treatment resulted in a substantial increase in the survival of patients. The lead indication is advanced primary head & neck cancer (500,000 new cases per annum worldwide). Since Multikine is not tumor specific, it may also be applicable in many other solid tumors.

      In January 2007, the US Food and Drug Administration (FDA) concurred with the initiation of a global Phase III clinical trial in head and neck cancer patients using Multikine. The Canadian regulatory agency, the Biologics and Genetic Therapies Directorate, had previously concurred with the initiation of a global Phase III clinical trial in head and neck cancer patients using Multikine.

      Approximately 800 patients will be enrolled worldwide in the Phase III trial. The protocol is designed to develop conclusive evidence of the efficacy of Multikine in the treatment of advanced primary squamous cell carcinoma of the oral cavity (head and neck cancer). A successful outcome from this trial should enable CEL-SCI to apply for a Biologics License to market Multikine for the treatment of this patient population.

      The trial will test the hypothesis that Multikine treatment administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will enhance the local/regional control of the disease, reduce the rate of disease progression and extend the time of progression free survival in patients with advanced oral squamous cell carcinoma.

      In June 2007, the FDA granted Multikine orphan-drug designation as neoadjuvant therapy in patients with squamous cell carcinoma of the head and neck (head and neck cancer). An orphan drug is any drug developed under the Orphan Drug Act of January 1983 ("ODA"), a federal law concerning rare diseases

("orphan diseases"), defined as diseases affecting fewer than 200,000 people in the United States. Receipt of the US FDA orphan-drug designation for Multikine qualifies CEL-SCI for a number of very significant incentives, including:

     1. Seven years marketing exclusivity from the date the designated product is approved or licensed.
     2. Approval time for the designated product may be quicker - Orphan products may receive expedited or accelerated approval.
     3. Companies may apply for Orphan Grants for clinical studies for the designated indication. These grants can provide up to $350 thousand per year for up to 3 years.
     4. Tax incentives for the company which can amount to up to 50% of clinical investigation costs associated with the designated product's development.

      CEL-SCI also owns a pre-clinical technology called L.E.A.P.S. (Ligand Epitope Antigen Presentation System). The lead product derived from this technology is the CEL-1000 peptide which has shown protection in animals against herpes, malaria and cancer. With the help of government grants and US Army and US Navy collaborations, CEL-1000 is now being tested against number of different diseases. If the bio-terrorism tests are successful, CEL-SCI is likely to push CEL-1000 for potential bio-terrorism disease indications to gain accelerated approval.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      All of CEL-SCI's products are in the development stage. As of May 31, 2007, CEL-SCI was not receiving any revenues from the sale of MULTIKINE or any other products which CEL-SCI was developing.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(111,000,000) at March 31, 2007 and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

THE OFFERING

Securities Offered:

     CEL-SCI may offer from time to time shares of common stock warrants at an initial offering price not to exceed $30,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale. CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement. See the "Plan of Distribution" section of this prospectus for additional information concerning the manner in which CEL-SCI's securities may be offered.

Common Stock Outstanding:   As of May 31, 2007 CEL-SCI had 114,159,915 shares of
                            common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options, warrants or other convertible securities. See "Comparative
                            Share Data" for more information.

Risk Factors:               The purchase of the securities offered by
                            this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

AMEX Symbol:                CVM

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that this offering involves the risks described below, which could adversely affect the price of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this prospectus.

Risks Related to CEL-SCI

Since CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses, CEL-SCI Will Require Additional Capital to Remain in Operation.

     CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through March 31, 2007 CEL-SCI incurred net losses of approximately $(111,000,000). CEL-SCI has relied principally upon the proceeds of public and private sales of its securities to finance its activities to date. All of CEL-SCI's potential products, with the exception of Multikine, are in the early stages of development, and any commercial sale of these products will be many years away. Even potential product sales from Multikine are many years away as cancer trials can be lengthy. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

If CEL-SCI cannot obtain additional capital, CEL-SCI may have to postpone development and research expenditures which will delay CEL-SCI's ability to produce a competitive product. Delays of this nature may depress the price of CEL-SCI's common stock or force CEL-SCI out of business.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need substantial additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses.

      The extent of CEL-SCI's clinical trials and research programs are primarily based upon the amount of capital available to CEL-SCI and the extent to which CEL-SCI has received regulatory approvals for clinical trials. CEL-SCI is currently in the process of pricing the cost of the clinical trials.

      To raise additional capital CEL-SCI will most likely sell shares of its common stock or securities convertible into common stock at prices that may be below the prevailing market price of CEL-SCI's common stock at the time of sale. The issuance of additional shares will have a dilutive impact on other stockholders and could have a negative effect on the market price of CEL-SCI's common stock.

Multikine is made from components of human blood which involves inherent risks that may lead to product destruction or patient injury which could materially harm CEL-SCI's financial results, reputation and stock price.

      Multikine is made, in part, from components of human blood. There are inherent risks associated with products that involve human blood such as possible contamination with viruses, including Hepatitis or HIV. Any possible contamination could require CEL-SCI to destroy batches of Multikine or cause injuries to patients who receive the product thereby subjecting CEL-SCI to possible financial losses and harm to its business.

Although CEL-SCI has product liability insurance for Multikine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

      Although no claims have been brought to date, participants in CEL-SCI's clinical trials could bring civil actions against CEL-SCI for any unanticipated harmful effects arising from the use of Multikine or any drug or product that CEL-SCI may try to develop. Although CEL-SCI believes its insurance coverage of $1,000,000 per claim is adequate, the defense or settlement of any product liability claim could adversely affect CEL-SCI even if the defense and settlement costs did not exceed CEL-SCI's insurance coverage.

CEL-SCI's directors are allowed to issue shares of preferred stock with provisions that could be detrimental to the interests of the holders of CEL-SCI's common stock.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's preferred stock would allow CEL-SCI's directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's common stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

Risks Related to Government Approvals

CEL-SCI's product candidates must undergo rigorous pre-clinical and clinical testing and regulatory approvals, which could be costly and time-consuming and subject CEL-SCI to unanticipated delays or prevent CEL-SCI from marketing any products.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. Before obtaining marketing approval, CEL-SCI's product candidates must undergo rigorous preclinical and clinical testing which is costly and time consuming and subject to unanticipated delays. There can be no assurance that such approvals will be granted.

      The clinical trials of CEL-SCI's product candidates may not be completed on schedule, the FDA or foreign regulatory agencies may order CEL-SCI to stop or modify its research or these agencies may not ultimately approve any of CEL-SCI's product candidates for commercial sale. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of CEL-SCI's product candidates. The data collected from CEL-SCI's clinical trials may not be sufficient to support regulatory approval of its various product candidates, including Multikine. CEL-SCI's failure to adequately demonstrate the safety and efficacy of any of its product candidates would delay or prevent regulatory approval of its product candidates in the United States, which could prevent CEL-SCI from achieving profitability.

     The requirements governing the conduct of clinical trials, manufacturing, and marketing of CEL-SCI's product candidates, including Multikine, outside the United States vary widely from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different trial designs. Foreign regulatory approval processes include all of the risks associated with the FDA approval processes. Some of those agencies also must approve prices for products approved for marketing. Approval of a product by the FDA does not ensure approval of the same product by the health authorities of other countries. In addition, changes in regulatory policy in the US or in foreign countries for product approval during the period of product development and regulatory agency review of each submitted new application may cause delays or rejections.

      In addition to conducting further clinical studies of Multikine and CEL-SCI's other product candidates, CEL-SCI also must undertake the development of its manufacturing process and optimize its product formulations.

      CEL-SCI will not be able to commercialize Multikine and other product candidates until it has obtained regulatory approval. CEL-SCI has only limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may impede its ability to obtain timely approvals from the FDA or foreign regulatory agencies, if at all. In addition, regulatory authorities may also limit the types of patients to which CEL-SCI or others may market Multikine or CEL-SCI's other products. Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

Even if CEL-SCI obtains regulatory approval for its product candidates, CEL-SCI will be subject to stringent, ongoing government regulation.

      If CEL-SCI's products receive regulatory approval, either in the United States or internationally, CEL-SCI will be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

     o    product design, development and manufacture;

     o    adverse drug experience;

     o    product advertising and promotion;

     o    product   manufacturing,   including   good   manufacturing   practice
          requirements;

     o    record keeping requirements;

     o registration and listing of CEL-SCI's establishments and products with the FDA and certain state agencies;

     o    product storage and shipping;

     o    drug sampling and distribution requirements;

     o    electronic record and signature requirements; and

     o    labeling changes or modifications.


     CEL-SCI and any third-party manufacturers or suppliers must continually adhere to federal regulations setting forth requirements, known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA and other national regulatory bodies through their facilities inspection programs. If CEL-SCI's facilities, or the facilities of its contract manufacturers or suppliers, cannot pass a pre-approval plant inspection, the FDA will not approve the marketing applications of CEL-SCI's product candidates. In complying with cGMP and foreign regulatory requirements, CEL-SCI and any of its potential third-party manufacturers or suppliers will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that its products meet applicable specifications and other requirements. State regulatory agencies and the regulatory agencies of other countries have similar requirements.

      If CEL-SCI does not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, it may be subject to license suspension or revocation, criminal prosecution, seizure, injunction, fines, or be forced to remove a product from the market or experience other adverse consequences, including restrictions or delays in obtaining regulatory marketing approval, which could materially harm CEL-SCI's financial results, reputation and stock price. Additionally, CEL-SCI may not be able to obtain the labeling claims necessary or desirable for product promotion. CEL-SCI may also be required to undertake post-marketing trials. In addition, if CEL-SCI or other parties identify adverse effects after any of CEL-SCI's products are on the market, or if manufacturing problems occur, regulatory approval may be withdrawn. CEL-SCI may be required to reformulate its products, conduct additional clinical trials, make changes in its product's labeling or indications of use, or submit additional marketing applications to support these changes. If CEL-SCI encounters any of the foregoing problems, its business and results of operations will be harmed and the market price of our common stock may decline.

      Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted. Without government approval, CEL-SCI will be unable to sell any of its products.

Risks Related to Intellectual Property

CEL-SCI may not be able to achieve or maintain a competitive position and other technological developments may result in CEL-SCI's proprietary technologies becoming uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research, or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many companies are working on drugs designed to cure or treat cancer and have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's patents might not protect CEL-SCI's technology from competitors, in which case CEL-SCI may not have any advantage over competitors in selling any products which it may develop.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of new patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

Risks Related to CEL-SCI's Common Stock

Since the market price for CEL-SCI's common stock is volatile, investors may not be able to sell any of CEL-SCI's shares at a profit.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. During the year ended September 30, 2006 CEL-SCI's stock price has ranged from a low of $0.45 per share to a high of $1.78 per share. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the future market price of CEL-SCI's common stock.

Shares issuable upon the conversion of promissory notes, the payment of interest or principal on the promissory notes, or the exercise of outstanding options and warrants may substantially increase the number of shares available for sale in the public market and may depress the price of CEL-SCI's common stock.

     CEL-SCI had outstanding convertible notes, options and warrants which as of May 31, 2007 allowed the holders to acquire a substantial amount of additional shares of its common stock. Until the options and warrants expire, or the convertible notes are paid, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of convertible notes, options and warrants may convert or exercise these securities at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The conversion of the notes or the exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of CEL-SCI's common stock. See "Comparative Share Data" for additional information.

      CEL-SCI has filed, or plans to file, registration statements with the Securities and Exchange Commission so that substantially all of the shares of common stock which are issuable upon the exercise of outstanding options and warrants may be sold in the public market. The sale of common stock issued or issuable upon the exercise of CEL-SCI's options or warrants described above, or the perception that such sales could occur, may adversely affect the market price of CEL-SCI's common stock.

                             COMPARATIVE SHARE DATA

                                                  Number of
                                                   Shares
                                                 -----------

   Shares outstanding as of May 31, 2007        114,159,915

   Shares to be sold in this offering:              Unknown


      The number of shares outstanding as of May 31, 2007 excludes shares which may be issued upon the exercise of options or warrants described below.

Other Shares Which May Be Issued:

      The following table lists additional shares of CEL-SCI's common stock which may be issued as of May 31, 2007:

                                                           Number of      Note
                                                            Shares     Reference
                                                          ----------    -------

   Shares issuable upon exercise of Series L warrants     10,021,667        A

   Shares issuable upon exercise of Series M warrants     10,021,667        A

   Shares issuable upon exercise of warrant held by
      Investment fund                                        271,370        B

   Shares issuable as payment of interest on
      the Series K notes                                   1,700,000        C

   Shares issuable as payment of principal on
      the Series K notes                                   4,396,000        C

   Shares issuable upon the exercise of the
     Series K warrants                                     5,211,628        C

   Shares issuable upon the exercise of warrants
     held by private investors                             3,787,789        D

   Shares issuable upon exercise of options granted
     to CEL-SCI's officers,  directors, employees,
     consultants, and third parties                       10,900,630        E

A. In April 2007, CEL-SCI sold 20,000,000 Units to Korral Partners, an institutional investor, for $15,000,000. Each Unit was priced at $0.75 and consisted of one share of CEL-SCI's common stock, one-half of a Series L warrant and one-half of a Series M warrant. Immediately after this sale Korral Partners sold the 20,000,000 shares of CEL-SCI's common stock and the 10,000,000 Series M warrants to 19 foreign investors. Korral Partners retained the 10,000,000 Series L warrants.

      Pursuant to a previously granted right of participation two investors in CEL-SCI's August 2006 financing purchased 43,333 Units, which were identical to the Units sold to Korral Partners, at a price of $0.75 per Unit.

      Each Series L warrant allows the holder to purchase one share of CEL-SCI's common stock for $0.75. Each Series M warrant allows the holder to purchase one share of CEL-SCI's common stock for $2.00. The Series L and M warrants expire on March 31, 2012.

B. In October 2005, Jena Holdings LLC agreed to provide CEL-SCI funding by means of an equity line of credit. Although CEL-SCI has not used, and may never use, the equity line, CEL-SCI issued warrants to Jena Holdings in consideration for its commitment to provide funding to CEL-SCI. The warrant entitles Jena Holdings to purchase up to 271,370 shares of CEL-SCI's common stock at a price of $0.55 per share. The warrant expires on October 24, 2010.

C. In August 2006, CEL-SCI sold Series K convertible notes, plus Series K warrants, to independent private investors for $8,300,000. The notes bear interest annually at the greater of 8% or 6 month LIBOR plus 3% per year. The Notes are due and payable on August 4, 2011 and are secured by substantially all of CEL-SCI's assets.

      At the holder's option, the Series K notes are convertible into shares of CEL-SCI's common stock at a conversion price of $0.75.

      The Series K warrants allow the holders to purchase up to 5,211,628 shares of CEL-SCI's common stock at a price of $0.75 per share at any time prior to February 4, 2012.

      Since August 2006 the principal balance of the notes had been reduced as a result of conversions and payments by CEL-SCI. As of May 31, 2007 notes in the principal amount of $3,296,966 were outstanding.

      At CEL-SCI's election, and under certain conditions, CEL-SCI may use shares of its common stock to make interest or principal payments on the Series K notes. The actual number of shares which may be issued as payment of interest or principal may increase if the price of CEL-SCI's common stock is below the then applicable conversion price of the Series K notes.

      To the extent CEL-SCI uses its shares to make principal payments on the notes, the number of shares which may be issued upon the conversion of the notes may be less due to reduction in the outstanding principal balance of the notes.

      The actual number of shares which will ultimately be issued upon the payment or conversion of the Series K notes (if any) will vary depending upon a number of factors, including CEL-SCI's election to use shares of its common stock to pay principal or interest on the Series K notes.

D. Between August 1, 2001 and May 18, 2006 CEL-SCI sold shares of its common stock in private transactions. In some cases warrants were issued as part of the financings. The names of the warrant holders and the terms of the warrants are shown below:

                                     Shares Issuable
                            Issue     Upon Exercise     Exercise    Expiration
Warrant Holder              Date       of Warrants       Price         Date

Lamey Corporation         8/17/2001      272,108        $  1.75     7/01/2007
Eastern Biotech           5/30/2003      400,000        $  0.47     5/30/2008
Cher Ami Holdings        12/01/2003      441,176        $  0.56    12/01/2007
Karen Carson              2/15/2005       15,000        $  0.73     2/15/2015
Lucci Financial Group    10/14/2005       80,000        $  1.00    10/14/2010
Lucci Financial Group    10/14/2005       80,000        $  2.00    10/14/2010
Bristol Capital LLC       9/16/2003      197,863        $  0.83     9/16/2008
Wachovia Capital           5/4/2004       76,642        $  1.37     5/04/2009
Cher Ami Holdings         7/18/2005      375,000        $  0.65     7/18/2009
Cher Ami Holdings          2/9/2006      150,000        $  0.56     2/09/2011
Lucci Financial Group     4/12/2006      100,000        $  1.50     4/12/2009
Eastern Biotech           4/17/2006      800,000        $  1.25     6/30/2008
Cher Ami Holdings         5/18/2006      800,000        $  0.82     5/17/2011
                                       ---------
                                       3,787,789

E. The options are exercisable at prices ranging from $0.16 to $6.25 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

    The shares referred to in Notes A, B, C and E are being offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                        MARKET FOR CEL-SCI'S COMMON STOCK

      As of May 31, 2007 there were approximately 2,500 record holders of CEL-SCI's common stock. CEL-SCI's common stock is traded on the American Stock Exchange under the symbol "CVM". Set forth below are the range of high and low quotations for CEL-SCI's common stock for the periods indicated as reported on the American Stock Exchange. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

      Quarter Ending           High              Low

        12/31/04              $0.67             $0.46
         3/31/05              $1.08             $0.62
         6/30/05              $0.73             $0.48
         9/30/05              $0.60             $0.46

        12/31/05              $0.69             $0.45
         3/31/06              $1.06             $0.49
         6/30/06              $1.78             $0.71
         9/30/06              $0.92             $0.53

        12/31/06              $0.81             $0.55
         3/31/07              $0.90             $0.56
         6/30/07              $1.08             $0.71

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

      The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's preferred stock would allow CEL-SCI's directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's Common Stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

     The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                              PLAN OF DISTRIBUTION

      CEL-SCI may sell shares of its common stock or warrants in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to CEL-SCI from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to a placement agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent (8%) in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement. Any warrants issued by CEL-SCI to any NASD member or independent broker-dealer in connection with an offering of CEL-SCI's common stock will be considered underwriting compensation and will be restricted from sale, transfer, assignment, or hypothecation for a period of 180 days from the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

      CEL-SCI's securities may be sold:

     o    At a fixed price.

     o As the result of the exercise of warrants or the conversion of preferred shares, and at fixed or varying prices, as determined by the terms of the warrants, or convertible securities.

     o    At varying prices in at the market offerings.

     o In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities to be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

      If dealers are utilized in the sale of offered securities in respect of which this prospectus is delivered, CEL-SCI will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

      If an agent is used in an offering of offered securities, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

      The securities may be sold directly by CEL-SCI to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

      CEL-SCI may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract, when issued, will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to CEL-SCI's approval. CEL-SCI will pay the commission indicated in the prospectus supplement to underwriters or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by CEL-SCI.

     Securities sold in an at the market offering will be limited to 10% of the aggregate market value of CEL-SCI's outstanding voting stock held by non-affiliates of CEL-SCI and will be sold through an underwriter or underwriters, acting as principals or as agents for CEL-SCI. The underwriter of any at the market offering will be named in a prospectus supplement pertaining to the offering.

      Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

      Agents, dealers and underwriters may be entitled under agreements entered into with CEL-SCI to indemnification from CEL-SCI against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such agents, dealers or underwriters.

                            DESCRIPTION OF SECURITIES

Common Stock

      CEL-SCI is authorized to issue 200,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock

      CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI. As of May 31, 2007 no shares of preferred stock were outstanding.

Warrants Held by Private Investors

     See  "Comparative   Share  Data"  for  information   concerning   CEL-SCI's
outstanding options, warrants and convertible securities.

Transfer Agent

     Computershare Trust Company, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

         The following documents filed with the Commission by CEL-SCI (Commission File No. 0-11503) are incorporated by reference into this prospectus:

     (1) CEL-SCI's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

     (2)  CEL-SCI's   Proxy   Statement   relating  to  its  November  17,  2006
          shareholders' meeting.

     (3)  CEL-SCI's reports on Form 8-K filed on April 26, 2007 and May 4, 2007.

     (4) CEL-SCI's report on Form 10-Q for the three months ended March 31, 2007.

     All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.


                                TABLE OF CONTENTS

                                                                          Page

Prospectus Summary  ...................................................
Risk Factors ..........................................................
Comparative Share Data ................................................
Plan of Distribution ..................................................
Description of Securities .............................................
Experts ...............................................................
Indemnification .......................................................
Additional Information ................................................


                                  Common Stock

                               CEL-SCI CORPORATION

                                   PROSPECTUS

                                     PART II
                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution

             SEC Filing Fee                                     $ 3,210
             Blue Sky Fees and Expenses                             500
             Printing and Engraving Expenses                        100
             Legal Fees and Expenses                             20,000
             Accounting Fees and Expenses                        20,000
             Miscellaneous Expenses                               6,190
                                                                -------
                  TOTAL                                         $50,000
                                                                =======

All expenses other than the S.E.C. filing fees are estimated.

Item 25.  Indemnification of Officers and Directors.


         It is provided by Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 16.  Exhibits

3(a) Articles of Incorporation         Incorporated by reference to Exhibit 3(a)
                                       of CEL-SCI's combined Registration
                                       Statement on Form S-1 and Post-Effective
                                       Amendment ("Registration Statement"),
                                       Registration Nos. 2-85547-D and 33-7531.

 (b) Amended Articles                  Incorporated by reference to Exhibit 3(a)
                                       of CEL-SCI's Registration Statement on
                                       Form S-1, Registration Nos. 2-85547-D and
                                       33-7531.

 (c) Amended Articles                  Filed as Exhibit 3(c) to CEL-SCI's
    (Name change only)                 Registration Statement on Form S-1
                                       Registration Statement (No.33-34878).

 (d)Bylaws                              Incorporated by reference to
                                        Exhibit 3(b) of CEL-SCI's Registration
                                        Statement on Form S-1, Registration Nos.
                                        2-85547-D and 33-7531.

5.    Opinion of Counsel                ________________________________


10(d) Employment Agreement with       Incorporated by reference to Exhibit 10(d)
      Maximilian de Clara             of CEL-SCI's report on Form 8-K (dated
                                      April 21, 2005)and Exhibit 10(d) to
                                      CEL-SCI's report on Form 8-K dated
                                      September 8, 2006.

10(e) Employment Agreement with       Incorporated by reference to Exhibit 10(e)
      Geert Kersten                   of CEL-SCI's Registration Statement on
                                      Form S-3 (Commission File #106879) and
                                      Exhibit 10(c) to CEL-SCI's report on
                                      Form 8-K dated September 8, 2006.

10(g) Securities Purchase Agreement     Incorporated by reference to Exhibit 10
      (together with schedule required  to CEL-SCI's Report on Form 8-K dated
      by Instruction 2 to Item 601 of   August 4, 2006.
      Regulation S-K) pertaining to
      Series K notes and warrants,
      together with the exhibits to
      the Securities Purchase Agreement.

10(h) Subscription Agreement (together   Incorporated by reference to Exhibit 10
      with schedule required by          to CEL-SCI's  Report on Form 8-K filed
      Instruction 2 to Item 601 of       on April 26, 2007.
      Regulation S-K).

10(i) Form of Series L Warrant.         Incorporated by reference to Exhibit
                                        10.2 to CEL-SCI's Report on Form 8-K
                                        filed on April 26, 2007.

10(j) Form of Series M Warrant.         Incorporated by reference to Exhibit
                                        10.3 to CEL-SCI's Report on Form 8-K
                                        filed on April 26, 2007.

23(a) Consent of Hart & Trinen          ______________________________

    (b) Consent of BDO Seidman, LLP     ______________________________

*   Previously filed

Item 17. Undertakings.
         ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

              (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to exe- cute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 2nd day of July, 2007.

                               CEL-SCI CORPORATION

                                       By:  /s/ Maximilian de Clara
                                           ---------------------------------
                                              Maximilian de Clara, President

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                  Date

/s/ Maximilian de Clara       Director and Principal    July 2, 2007
------------------------      Executive Officer
Maximilian de Clara


/s/ Geert R. Kersten          Director, Principal       July 2, 2007
------------------------      Financial Officer and
Geert R. Kersten              Chief Executive Officer


------------------------      Director
Alexander G. Esterhazy

/s/ C. Richard Kinsolving     Director                  July 2, 2007
-------------------------
C. Richard Kinsolving, Ph.D.

/s/ Peter R. Young            Director                  July 5, 2007
------------------------
Peter R. Young, Ph.D.




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                               CEL-SCI CORPORATION

                                    FORM S-3

                                    EXHIBITS









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